EXHIBIT 99.1

Audit Opinion of Predecessor Independent Public Accountants

Report of Independent Public Accountants

To Santander BanCorp:

We have audited the accompanying consolidated balance sheets of Santander BanCorp and Subsidiaries (a Puerto Rico corporation and a subsidiary of Banco Santander Central Hispano, S.A.) as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity and other comprehensive income and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Corporation´s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Santander BanCorp and Subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

Arthur Andersen LLP (1)

San Juan, Puerto Rico,

January 7, 2002.

Revenue Stamp No. 1760049

has been affixed to the

original copy of this report.

(1) This report is a copy of the previously issued report covering 2001, 2000 and 1999. The predecessor auditors have not reissued this report.